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                                                                 EXHIBIT 23.2


                                [LETTERHEAD]






UNITED STATES SECURITIES AND
  EXCHANGE COMMISSIONER
WASHINGTON DC 20549

RE:   FORM S-11 REGISTRATION STATEMENT
      INVESTORS REAL ESTATE TRUST CIK0000798359

TO WHOM IT MAY CONCERN:

We hereby consent to the incorporation directly or by reference in the Registration Statement of Investors Real Estate Trust on Form S-11, of the consolidated financial statements and additional information of Investors Real Estate Trust and Affiliated Partnerships as of April 30, 1996, as well as our Independent Auditor's Report dated May 20, 1996. We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of the Registration Statement.



BRADY MARTZ & ASSOCIATES, P.C.


June 25, 1996






BRADY, MARTZ & ASSOCIATES, P.C.
24 West Central P.O. Box 848
Minot, ND 58702-0848 (701) 852-0196  Fax (701) 839-5452

OTHER OFFICES:  Grand Forks, ND   Bismarck, ND
                Devils Lake, ND   Thief River Falls, MN